Exhibit 99.1
Caris Life Sciences Reports Third Quarter 2026 Financial Results and Increases 2026 Revenue Guidance
Revenue growth of 27% driven by strong performance in molecular profiling services, including approximately 61,500 clinical cases, consisting of over 358,000 total oncology tests
Raises 2026 revenue guidance to $1.04 to $1.05 billion, representing growth of 28% to 29%
IRVING, Texas, November 04, 2026— Caris Life Sciences, Inc. (Nasdaq: CAI), a leading TechBio company actively developing and commercializing solutions to transform healthcare, today reported financial results for the quarter ended September 30, 2026.
Third Quarter 2026 Financial Highlights
•Reported total revenue of $275.4 million, an increase of 27% over the corresponding prior year period.
•Completed approximately 61,500 clinical cases, an increase of approximately 21% over the corresponding prior year period.
•Reported gross margin of 66%.
•Reported net income of $15.3 million.
•Reported positive Adjusted EBITDA of $44.4 million.
•Reported net cash used in operating activities of $22.2 million, and free cash flow of $(39.7) million.
“This was another record quarter, with approximately 61,500 clinical cases, up 21% year over year,” said David Dean Halbert, Founder, Chairman and CEO of Caris Life Sciences. “Every case we run carries real molecular depth, whether Whole Exome, Whole Transcriptome, Whole Genome, or AI-driven digital pathology, and that depth is what allows us to move across the entire cancer journey. Caris Assure® is now available for therapeutic response monitoring, and Caris Confirm, our Whole Genome, tumor-informed assay for minimal residual disease, is targeted to launch before year-end. It all comes back to making precision medicine a reality for every patient through a comprehensive, data-driven approach.”
Recent Operating Highlights
•Launched Caris Assure Therapy Response Monitoring, extending the Caris Assure blood-based platform from therapy selection to serial monitoring of treatment response.
•Launched enhanced Caris Assure for Therapy selection with therapy focused sequencing depth reaching 40,000x and increasing RNA reads to ~600M.
•Published validation of the Caris AI Insights™ pancreatic cancer signature, demonstrating that an AI-based molecular signature can predict first-line treatment benefits.
•Share repurchase program of up to $100.0 million, of which approximately $72.1 million remains available for repurchase under the existing Board authorization.
•Launched two national advertising campaigns featuring Kevin Costner and Jordan Spieth, spotlighting the importance of early-stage cancer detection and introducing Caris Detect™ to a consumer audience.
•Surpassed 1,200,000 total profiles and 845,000 total matched profiles through September 30, 2026. More than 849,000 Whole Transcriptome and 796,000 Whole Exome profiles through September 30, 2026.

Third Quarter 2026 Financial Results
Total revenue was $275.4 million for the three months ended September 30, 2026, compared to $216.8 million for the three months ended September 30, 2025, an increase of $58.5 million, or 27%.
The increase in total revenue was driven primarily by a 27% growth in molecular profiling services revenue, which was $262.7 million for the three months ended September 30, 2026, compared to $207.6 million for the three months ended September 30, 2025. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements.
Gross profit, calculated as total revenue less cost of services, for the three months ended September 30, 2026 and 2025, was $182.3 million and $147.5 million, respectively, representing a gross margin of 66% and 68%, respectively.
Operating expenses were $163.0 million for the three months ended September 30, 2026, compared to $114.9 million for the three months ended September 30, 2025, an increase of $48.1 million, or 42%. The increase was primarily driven by headcount-related costs, increased research and development investment, and marketing expenditures.
Net income was $15.3 million for the three months ended September 30, 2026, as compared to a net income of $24.3 million for the three months ended September 30, 2025. Net income per share attributable to common shareholders, basic and diluted, was $0.05 and $0.05, respectively, for the three months ended September 30, 2026, as compared to a net income per share attributable to common shareholders, basic and diluted, of $0.09 and $0.08, respectively, for the three months ended September 30, 2025.
Net cash used in operating activities was $22.2 million for the three months ended September 30, 2026, as compared to net cash provided by operating activities of $62.4 million for the three months ended September 30, 2025, a 136% decrease. The decrease was driven by continued investment in commercial expansion and marketing expenditures, inventory build-up for new solution launches, and research and development efforts.
2026 Financial Outlook and Guidance
Caris Life Sciences now expects full year 2026 revenue to be in the range of $1.04 to $1.05 billion, representing growth of 28% to 29% compared to full year 2025 and reaffirms its guidance for clinical therapy selection volume growth of approximately 20% compared to full year 2025.
Conference Call Information

Event:	Caris Third Quarter 2026 Financial Results Conference Call
Date:	Wednesday, November 4, 2026
Time:	3:30 p.m. CT (4:30 p.m. ET)
Webcast Link:	https://edge.media-server.com/mmc/p/nri9afky
Accompanying materials will be posted on our investor relations website at https://investor.carislifesciences.com prior to the conference call. A replay of the conference call will be available on our investor relations website shortly after the conclusion of the call.
About Caris Life Sciences
Caris Life Sciences® (Caris) is a leading TechBio company actively developing and commercializing innovative solutions to transform healthcare. Through comprehensive molecular profiling (Whole

Genome, Whole Exome and Whole Transcriptome Sequencing), advanced AI and machine learning, Caris has created the large-scale, multimodal clinico-genomic database and computing capability needed to analyze and further unravel the molecular complexity of disease. This convergence of next-generation sequencing, AI and machine learning technologies and high-performance computing provides a differentiated platform for developing the latest generation of advanced precision medicine diagnostic solutions for early detection, diagnosis, monitoring, therapy selection and drug development.
Caris was founded with a vision to realize the potential of precision medicine to improve the human condition. Headquartered in Irving, Texas, Caris has offices in Phoenix, New York, Cambridge (MA), Tokyo, Japan and Basel, Switzerland. Caris or its distributor partners provide services in the U.S. and other international markets.
We intend to use the investor page of our website, https://investor.carislifesciences.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post on our investor webpage may be deemed material. Accordingly, investors should subscribe to our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding our business, solutions, plans, objectives, goals, industry trends, financial outlook and guidance. In some cases forward-looking statements can be identified by words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “potential,” “contemplate,” “believe,” “estimate,” “predict,” or “continue” or similar expressions.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in these forward-looking statements are reasonable based on information currently available to us, we cannot guarantee that the future results, discoveries, levels of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond our control. Risks and uncertainties that could cause our actual results to differ materially from those indicated or implied by the forward-looking statements in this press release include, among other things: continued development, performance and commercialization of Caris Detect and Caris Confirm; developments in the precision medicine industry; our future financial performance, results of operations or other operational results or metrics; development, analytical and clinical validation, timing and performance of future solutions by us and our competitors; commercial market acceptance for our solutions, including acceptance of preventive as well as diagnostic testing paradigms, and our ability to meet resulting demand; the rapidly evolving competitive environment in which we operate; third-party payer reimbursement and coverage decisions related to our solutions, including the effect of legislative, regulatory, or administrative actions on reimbursement; the impact on our future volumes of the continued execution of our strategy to re-align and expand our sales organization; risks related to data management, storage, and processing capabilities and our ability to integrate and deploy artificial intelligence and advanced data analytics technologies; our ability to protect and enhance our intellectual property; regulatory requirements, decisions or approvals (including the timing and conditions thereof) related to our solutions; reliance on third-party suppliers; risks related to data security, patient privacy, and compliance with healthcare data protection regulations as well as potential cybersecurity threats to our data platforms; our compliance with laws and regulations; the outcome of government investigations and litigation; risks related to our indebtedness; and our ability to hire and retain key personnel as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed on March 3, 2026, and in our other filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements to reflect changes in events, circumstances or our beliefs after the date of this press release, except as required by law.
Non-GAAP Measures
We use Adjusted EBITDA and free cash flow, financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), to supplement our condensed consolidated financial statements, which are presented in accordance with GAAP. We believe the non-GAAP financial measures we use, are useful in evaluating our performance and liquidity. Our non-GAAP financial measures have limitations as analytical tools, however, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
We define Adjusted EBITDA as net income (loss), adjusted to exclude interest income, interest expense, changes in fair value of financial instruments, other expense, net, the provision for (benefit from) income taxes, depreciation and amortization, and stock-based compensation expense. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. We define free cash flow as net cash provided by (used in) operating activities less capitalized software and purchases of property and equipment. Our method of calculating free cash flow is unchanged from prior periods; the caption has been updated to identify capitalized software as a component of our investing capital expenditures. We believe free cash flow is a useful measure of liquidity that provides an additional basis for assessing our ability to generate cash.
A reconciliation of the non-GAAP financial measures used in this press release to the respective comparable GAAP financial measures, can be found below.
Caris Life Sciences Media:
Corporate Communications
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214.294.5606
Investor Relations:
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CARIS LIFE SCIENCES, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(amounts in thousands, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue:
Molecular profiling services	$262,707	$207,587	$725,760	$484,593
Pharma research and development services	12,651	9,246	29,483	34,554
Total revenue	275,358	216,833	755,243	519,147
Costs and operating expenses:
Cost of Services - Molecular profiling services	89,172	66,980	243,383	193,195
Cost of Services - Pharma research and development services	3,901	2,347	8,630	7,698
Selling and marketing expense	59,853	41,267	158,661	123,355
General and administrative expense	69,278	51,973	195,534	168,458
Research and development expense	33,838	21,624	97,511	69,739
Total costs and operating expenses	256,042	184,191	703,719	562,445
Income (Loss) from operations	19,316	32,642	51,524	(43,298)
Other expense, net:
Interest income	6,332	7,360	19,985	9,482
Interest expense	(9,249)	(13,507)	(31,286)	(45,497)
Changes in fair value of financial instruments	—	(2,081)	—	(52,285)
Other income (expense), net	475	(89)	(24,607)	(18,447)
Total other expense, net	(2,442)	(8,317)	(35,908)	(106,747)
Income (Loss) before income taxes	16,874	24,325	15,616	(150,045)
Income tax expense	(1,624)	—	(1,513)	—
Net income (loss)	15,250	24,325	14,103	(150,045)
Other comprehensive income (loss), net of tax:
Unrealized loss on available-for-sale securities	(153)	—	(408)	—
Foreign currency translation adjustments	(481)	79	(633)	538
Comprehensive income (loss)	14,616	24,404	13,062	(149,507)

Net income (loss) attributable to common shareholders:
Net income (loss)	15,250	24,325	14,103	(150,045)
Deemed dividend from Series D redeemable convertible preferred stock	—	—	—	(384,436)
Adjustments of redeemable convertible preferred stock to redemption value	—	—	—	(85,433)
Net income (loss) attributable to common shareholders	$15,250	$24,325	$14,103	$(619,914)

Net income (loss) per share attributable to common shareholders:
Basic	$0.05	$0.09	$0.05	$(4.83)
Diluted	$0.05	$0.08	$0.05	$(4.83)

Weighted-average shares used in computing net income (loss) per share attributable to common shareholders:
Basic	283,894,498	282,099,073	283,118,633	128,447,673
Diluted	295,140,869	297,211,838	294,241,534	128,447,673

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share data)	As of September 30,	As of December 31,
	2026	2025

Assets
Current assets:
Cash, cash equivalents, and restricted cash	$665,321	$797,799
Short-term marketable securities	102,059	2,295
Accounts receivable	133,322	112,140
Supplies	138,372	63,625
Prepaid expenses and other current assets	28,194	21,941
Total current assets	1,067,268	997,800
Property and equipment, net	102,295	63,170
Goodwill	19,344	19,344
Other assets	66,716	45,349
Total assets	$1,255,623	$1,125,663
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$63,836	$39,206
Accrued expenses and other current liabilities	95,021	87,770
Current portion of indebtedness	89	169
Total current liabilities	158,946	127,145
Long-term indebtedness, net	393,178	378,823
Other long-term liabilities	64,018	42,388
Total liabilities	616,142	548,356
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.001 par value per share; 100,000,000 shares authorized as of September 30, 2026 and December 31, 2025; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share; 2,800,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 286,717,657 and 284,137,810 shares issued as of September 30, 2026 and December 31, 2025, respectively; 286,717,657 and 282,526,097 shares outstanding as of September 30, 2026 and December 31, 2025, respectively; shares issued and outstanding include 3,288 and 23,446 unvested shares subject to repurchase as of September 30, 2026 and December 31, 2025, respectively	287	283
Treasury stock at cost, 0 and 1,611,713 shares of common stock as of September 30, 2026 and December 31, 2025, respectively	—	(16,896)
Additional paid-in capital	3,173,932	3,141,720
Accumulated deficit	(2,534,633)	(2,548,736)
Accumulated other comprehensive income (loss)	(105)	936
Total shareholders' equity	639,481	577,307
Total liabilities and shareholders' equity	$1,255,623	$1,125,663

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(amounts in thousands)	Nine Months Ended September 30,
	2026	2025

Cash flows from operating activities
Net income (loss)	$14,103	$(150,045)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,209	18,324
Stock-based compensation expense	56,589	56,639
Non-cash operating lease expense	4,321	4,323
Amortization of debt discounts	3,234	12,163
Changes in fair value of financial instruments	—	52,284
Loss on debt extinguishment	25,232	17,930
Other	3,074	788
Changes in operating assets and liabilities:
Accounts receivable	(21,182)	61,232
Supplies	(78,467)	(11,144)
Prepaid expenses and other current assets	(5,711)	(4,805)
Other assets	(409)	(326)
Accounts payable	18,042	(1,196)
Accrued expenses and other liabilities	2,072	(17,792)
Net cash provided by operating activities	39,107	38,375

Cash flows from investing activities
Sale of marketable securities	1,874	—
Purchases of marketable securities	(101,991)	—
Capitalized software and purchases of property and equipment	(49,887)	(11,170)
Net cash used in investing activities	(150,004)	(11,170)

Cash flows from financing activities
Payments made on finance lease obligations	(125)	(67)
Proceeds from exercise of stock options	26,054	3,775
Payment of taxes withheld from net settlement of exercised options and vested RSUs	(5,426)	(18,218)
Payment of deferred offering costs	—	(7,710)
Repurchase of common stock	(31,371)	(22)
Repayment of the 2023 term loan	(406,307)	—
Proceeds from the 2026 term loan, net of issuance costs	393,500	—
Payment of third-party debt issuance costs	(1,107)	—
Proceeds from share purchases under employee stock purchase plan	2,937	—
Issuance of Series E Preferred Stock, net of issuance costs	—	87,637
Issuance of Series F Preferred Stock, net of issuance costs	—	33,601
Issuance of the 2025 Convertible Notes, net of issuance costs	—	27,865
Issuance of the 2025 Warrants	—	10,270
Payments of the 2023 term loan amendment fee	—	(4,000)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	528,459
Net cash provided by (used in) financing activities	(21,845)	661,590

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(149)	159
Net increase (decrease) in cash, cash equivalents, and restricted cash	(132,891)	688,954

Cash, cash equivalents, and restricted cash at beginning of period	800,042	68,028
Cash, cash equivalents, and restricted cash at end of period	$667,151	$756,982

Reconciliation of cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash	$665,321	$754,739
Restricted cash included in other long-term assets	1,830	2,243
Total cash, cash equivalents, and restricted cash	$667,151	$756,982

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

(amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income (loss)	$15,250	$24,325	$14,103	$(150,045)
Interest income	(6,332)	(7,360)	(19,985)	(9,482)
Interest expense	9,249	13,507	31,286	45,497
Changes in fair value of financial instruments	—	2,081	—	52,285
Other income (expense), net	(475)	89	24,607	18,447
Income tax expense	1,624	—	1,513	—
Depreciation and amortization expense	6,606	4,870	18,209	18,324
Stock-based compensation expense	18,498	13,655	56,589	56,639
Adjusted EBITDA	$44,420	$51,167	$126,322	$31,665

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net cash provided by (used in) operating activities	$(22,246)	$62,425	$39,107	$38,375
Less: capitalized software and purchases of property and equipment	(17,470)	(7,095)	(49,887)	(11,170)
Free cash flow	$(39,716)	$55,330	$(10,780)	$27,205